Camber Energy, Inc. 8-K

Exhibit 99.1

Camber Energy, Inc. Announces One-for-Fifty Reverse Stock Split

HOUSTON, TX / ACCESSWIRE / October 24, 2019 / Camber Energy, Inc. (NYSE American: CEI) (“Camber” or the “Company”) based in Houston, Texas, today announced that, its Board of Directors has approved a 1-for-50 reverse stock split of the Company’s (a) authorized shares of common stock; and (b) issued and outstanding shares of common stock. The reverse stock split will be effective as of the open of the market on October 29, 2019. As a result, the Company will not be increasing its authorized but unissued shares of common stock as a result of the reverse split (i.e., will not be able to issue any greater (proportional) number of shares of common stock after the split than before the split).

The effect of the reverse split will be only to divide our issued and outstanding common stock by 50 and to simultaneously divide our authorized common stock by 50, the result of which (other than minimal changes due to rounding), will be a purely mechanical change (in a ratio of 1-for-50) to our stock price (which will be adjusted upward by a factor of 50 on the effective date of the split), and issued and outstanding shares of common stock. The total number of outstanding common shares will be reduced from approximately 73.3 million to approximately 1.5 million shares. The Company’s authorized number of shares of common stock will also be proportionately decreased from 250,000,000 to 5,000,000 shares as a result of the reverse stock split and pursuant to Nevada Revised Statutes (NRS) Section 78.207. No fractional shares will be issued as a result of the reverse split as any fractional shares resulting from the reverse split will be rounded up to the nearest whole share on a per shareholder basis.

The Board of Directors of the Company approved the action in accordance with Nevada law (NRS Section 78.207) on October 24, 2019. No additional Company or shareholder approval is required because both the number of authorized shares of common stock and the number of outstanding shares of common stock will be proportionally reduced as a result of the reverse split, the reverse split will not adversely affect any other class of stock of the Company and the Company will not pay money or issue scrip to shareholders who would otherwise be entitled to receive a fractional share as a result of the reverse split. The reverse split will have no effect on the Company’s authorized preferred stock, except to affect, where applicable, the conversion rates and voting rights of such preferred stock.

The reverse stock split will not impact any shareholder’s percentage ownership of Camber or voting power, except for minimal effects resulting from the treatment of rounding fractional shares.

Camber’s shares of common stock will continue to trade on the NYSE American (“NYSE”) under the symbol “CEI” but will trade under a new CUSIP Number, 13200M 508. The reverse stock split is intended to increase the market price per share of Camber’s common stock in order for the Company to comply with the NYSE continued listing standards relating to minimum price per share.

Below is a table summarizing the effect of the split on the issued and outstanding and authorized common stock:

	Pre-Split(1)	Post-Split(2)	Difference (as a ratio between Post-Split and Pre-Split numbers)
Authorized Common Stock	250,000,000	5,000,000	1-to-50
Issued and Outstanding Common Stock	73,264,201	1,465,285	1-to-50
Difference Between Authorized and Issued and Outstanding	176,735,799	3,534,715	1-to-50
Percentage of Authorized But Unissued Shares of Common Stock Remaining To Be Issued Versus Total Authorized Shares	70.7%	70.7%	No Change

(1) As of October 24, 2019.

(2) Not taking into account rounding.

The Board of Directors approved the reverse split unilaterally, and without shareholder approval, pursuant to Section 78.207 of the NRS, solely to enable the Company to expeditiously meet the low price per share selling price requirements of the NYSE American and to reduce the risk of the Company being automatically delisted from the NYSE American due to the trading prices of its common stock falling below certain NYSE American lower limits. Another benefit of the reverse stock split will be to limit the number of shares of common stock issuable upon conversion of the Company’s Series C Preferred Stock to the maximum number of authorized shares of common stock, which as a result of the reverse stock split has been decreased to a total of 5 million shares. The Company believes this may reduce the preferred stock holders’ ability to convert and sell shares and therefore reduce the downward pressure on the Company’s common stock as a result of such sales, when the maximum number of authorized but unissued shares of common stock is reached as a result of such conversions.

To reiterate, the reverse stock split will not impact any shareholder’s percentage ownership of Camber or voting power or increase the proportional number of authorized but unissued shares of common stock which the Company has available for future issuance, except for minimal effects resulting from the treatment of fractional shares.

ClearTrust, LLC, Camber’s transfer agent, will act as the exchange agent for the reverse stock split. Please contact ClearTrust, LLC for further information at (813) 235-4490.

About Camber Energy, Inc.

Based in Houston, Texas, Camber Energy’s (NYSE American: CEI) primary focus is midstream and downstream pipeline specialty construction, maintenance and field services via its acquisition of Lineal Star Holdings LLC, the owner of Lineal Industries, Inc., as described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (SEC) on July 9, 2019 (as amended). For more information, please visit the Company's website at www.camber.energy.

Safe Harbor Statement and Disclaimer

This press release may include “forward-looking statements” which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give our current expectations, opinion, belief or forecasts of future events and performance. A statement identified by the use of forward-looking words including “will,” “may,” “expects,” “projects,” “anticipates,” “plans,” “believes,” “estimate,” “should,” and certain of the other foregoing statements may be deemed forward-looking statements. Although Camber believes that the expectations reflected in such forward-looking statements are reasonable, these statements involve risks and uncertainties that may cause actual future activities and results to be materially different from those suggested or described in this news release. These include, but are not limited to, risks relating to the absence or delay in receipt of stockholder approval of the issuance of shares of our common stock in connection with the acquisition of Lineal Star Holdings, LLC and related transactions; change orders that are subject to change or cancellation, which may reduce the value expected from projects, or the timing of such projects; government approvals or third party consents; risks relating to funding we may never receive and/or the terms of such funding, if received; the risks of substantial and significant ongoing dilution of common stockholders pursuant to conversions of our Series C Preferred Stock, conversion premiums associated therewith and true-ups thereon; risks related to over-hang and significant decreases in our common stock trading prices as common stock shares issued upon conversion of our Series C Preferred Stock are publicly sold, compounded and exacerbated by successive conversions and sales; risks relating to the liquidation preferences and rights of our preferred stock; risks relating to the redemption rights of our preferred stock; risks relating to extensions and approvals provided by the NYSE American; risks relating to our ability to maintain our NYSE American listing due to falling stock prices and other matters; risks relating to significant downward pressure on our common stock trading prices caused by sales of our common stock by our Series C Preferred Stock holder and others; risks related to potential future acquisitions or combinations, the risks of not closing such transaction(s) and the ultimate terms of such acquisition(s), if closed; and other risks described in Camber's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC, available at the SEC's website at www.sec.gov. Investors are cautioned that any forward-looking statements are not guarantees of future performance, actual results or developments may differ materially from those projected and investors should not purchase the stock of Camber if they cannot withstand the loss of their entire investment. The forward-looking statements in this press release are made as of the date hereof. The Company undertakes no obligation to update or correct its own forward-looking statements, except as required by law, or those prepared by third parties that are not paid for by the Company. The Company's SEC filings are available at http://www.sec.gov.

Media Contact:

Interdependence PR

camber@interdependence.com

SOURCE: Camber Energy, Inc